UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007 (February 4, 2007)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS 39232, USA
 (Address of principal executive offices) (Zip Code)

601.983.3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Election of Treasurer and Chief Financial Officer

In accordance with a board resolution dated February 4, 2007 (the "Board Resolution") Xfone, Inc. (the “Registrant”) elected Mr. Gilad Amozeg, its Executive Vice President, as Treasurer and Chief Financial Officer of the Registrant, effective immediately. Mr. Amozeg will be deemed to be the Registrant’s Principal Accounting Officer.

Prior to joining the Registrant in January 2007, Mr. Amozeg held the following positions: Chief Executive Officer of ad notam LLC, a German manufacturer of mirror televisions, where Mr. Amozeg established the company’s operations in the United States (2004 until his position with the Registrant); Senior Associate, Mergers & Acquisitions at Zellermayer & Pelossof, a leading law firm in Israel (1999 to 2001). While there Mr. Amozeg led the takeover and restructuring of Israel’s leading investment vehicle, Gmul Investment Company and was subsequently appointed to the company’s Board of Directors where he assisted their IPO on the Tel Aviv stock exchange; Associate Attorney within Israel’s Ministry of Finance, specializing in issues related to the Pension Fund industry (1996 to 1999).

Mr. Amozeg earned an LL.B degree (cum laude) in Corporate Law and Corporate Finance from the Hebrew University of Jerusalem, where he also received an LL.M (magna cum laude) degree in Taxation. He holds an MBA degree in Finance with a concentration in Private Equity: Buyouts from The Wharton School at The University of Pennsylvania in the United States.

The employment terms of Mr. Amozeg were previously disclosed on a Current Report on Form 8-K filed January 30, 2007. Mr. Amozeg will be based at the Registrant's subsidiary's executive offices in Israel.

Earlier today the Registrant issued a press release announcing the election of Mr. Amozeg. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) February 5, 2007 Reamended and Restated Bylaws of the Registrant

In accordance with the Board Resolution, the Secretary of the Registrant was authorized and empowered to adopt, on behalf of the Registrant, the Reamended and Restated Bylaws of the Registrant, attached hereto as Exhibit 3.9 and incorporated herein by reference. The Reamended and Restated Bylaws of the Registrant have been adopted by the Secretary of the Registrant on February 5, 2007.

The following provisions have been adopted and/or changes:

•	Article 1.1 (Resident Agent and Registered or Statutory Office) - cosmetic changes providing for a more coherent Article.
•	Article 3.3 (Special Meetings) was amended to read as follows:

“Special Meetings. A special meeting of the Board may be called at any time by the Chairman of the Board, the President or by at least two Directors for any purpose. Such meeting shall be held upon not less than three (3) days notice if given orally (either by telephone or in person), or by telegraph or Email, or upon not less than ten (10) days notice if given by depositing the notice in the Mail, postage prepaid. Such notice shall specify the time place and purposes of the meeting. Meetings of the Board may be held at the Company's Principal Executive Offices located in the State of Mississippi, unless a majority of the Directors agree upon a different location for the meeting. Meetings of the Board may be held by telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to the final section of this Article 3.3 constitutes presence in person at the meeting.”

The previous language of Article 3.3 was as follows:

    “Special Meetings. A special meeting of the Board may be called at any time by the Chairman of the Board, the President or by at least two Directors for any purpose. Such meeting shall be held upon not less than five (5) days notice if given orally (either by telephone or in person), or by telegraph or Email, or upon not less than ten (10) days notice if given by depositing the notice in the Mail, postage prepaid. Such notice shall specify the time place and purposes of the meeting. Meetings of the Board may be at the Company's offices located in London England unless a majority of the Directors agree upon a different location for the meeting.”

Item 8.01 Other Events.

Changing the Registrants Principal Executive Offices

In accordance with the Board Resolution, as of February 4, 2007, the Registrant’s Principal Executive Offices are located at the following address:
2506 Lakeland Drive, Suite 100
Flowood, MS 39232
USA

The telephone number and facsimile number at the Registrant’s Principal Executive Offices are as follows:
Telephone number: 601.983.3800
Facsimile number: 601.983.3801

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

3.9	Reamended and Restated Bylaws of the Registrant dated February 5, 2007.
99.1	Press release issued by the Registrant on February 5, 2007, entitled “XFONE, INC. NAMES GILAD AMOZEG AS CHIEF FINANCIAL OFFICER”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: February 5, 2007	By:	/s/ Guy Nissenson
Guy Nissenson President and Chief Executive Officer